Exhibit 99.1

Contact: Michael Kirshbaum Chief Financial Officer 202.266.5876 jacobsg@advisory.com	The Advisory Board Company 2445 M Street, N.W. Washington, D.C. 20037 www.advisoryboardcompany.com

THE ADVISORY BOARD COMPANY REPORTS
RESULTS FOR QUARTER ENDED SEPTEMBER 30, 2011

Company Reports Quarterly Revenue Growth of 31%, Contract Value Growth of 30%;
Raises Calendar 2011 Guidance.

WASHINGTON, D.C. — (November 2, 2011) — The Advisory Board Company (NASDAQ: ABCO) today announced financial results for the quarter ended September 30, 2011, the second quarter of its 2012 fiscal year. Revenue for the quarter increased 30.7% to $92.9 million, from $71.1 million for the quarter ended September 30, 2010. Contract value increased 29.7% to $369.1 million as of September 30, 2011, up from $284.7 million as of September 30, 2010. For the quarter ended September 30, 2011, net income was $5.2 million, or $0.30 per diluted share, compared to net income of $4.9 million, or $0.30 per diluted share, for the quarter ended September 30, 2010. For the quarter ended September 30, 2011, adjusted net income, non-GAAP earnings per diluted share, and adjusted EBITDA, all of which are non-GAAP financial measures, were $9.7 million, $0.56 per diluted share, and $17.2 million, respectively.  For the quarter ended September 30, 2010, adjusted net income, non-GAAP earnings per diluted share, and adjusted EBITDA were $7.1 million, $0.44 per diluted share, and $12.1 million, respectively.

For the six months ended September 30, 2011, revenue increased 26.7% to $174.5 million, from $137.8 million for the six months ended September 30, 2010. Net income was $9.1 million, or $0.53 per diluted share, for the six months ended September 30, 2011, compared to net income of $9.5 million, or $0.59 per diluted share, for the same period of the prior fiscal year. For the six months ended September 30, 2011, adjusted net income, non-GAAP earnings per diluted share, and adjusted EBITDA were $18.1 million, $1.06 per diluted share, and $31.7 million, respectively.  For the six months ended September 30, 2010, adjusted net income, non-GAAP earnings per diluted share, and adjusted EBITDA were $14.3 million, $0.89 per diluted share, and $24.4 million, respectively.

Robert Musslewhite, Chief Executive Officer of The Advisory Board Company, commented, “In these times of unprecedented change in the health care industry, members consistently turn to the Advisory Board for help on their most pressing challenges. It is extremely gratifying that our investments in expanding our capabilities to meet members’ needs are yielding deeper, more impactful relationships. With both revenue and contract value growth of 30%, our strong financial results for the quarter reflect the success of our strategy and position us well going into the fourth calendar quarter.”

Mr. Musslewhite continued, “I am also pleased to announce today our launch of our Crimson Market Advantage program, which builds on our strong Crimson platform to provide hospitals and health systems actionable data to improve their physician outreach efforts with the aim of enhancing physician referrals. In a market where competition for profitable procedures has increased, hospitals recognize that even minor volume declines can have a big impact on revenue; yet, most organizations have little visibility into the very referral patterns in their markets that determine growth. Crimson Market Advantage provides technology, expertise, and staff to help hospitals develop efficient, targeted physician outreach efforts to identify and understand better the referring physicians in their markets and thereby identify potential sources of growth. The program is off to a strong start, and we are confident in the value it will provide our members.”

Investment in Evolent Health

The Company also announced an investment in a separate entity to support health systems and other providers in their migration toward value-based care models. Formed as an independent company, Evolent Health is backed by capital, asset, and intellectual property contributions from Pittsburgh-based UPMC Health Plan and The Advisory Board Company. Evolent Health offers an integrated population management technology platform, extensive operational care management support, back-office payer functions, and holistic change management support – all designed to support integrated delivery systems and other providers in their preparation to accept and manage all forms of value-based care reimbursement.

Mr. Musslewhite commented, “The health care system is facing transformative change—the value-based care movement is already redefining the ways hospitals, physicians, and payers work with one another. Our analysis—and conversations with our thousands of hospital and health system members—reinforces the growing need for hospitals and health systems to develop new capabilities for managing under new payment incentives and delivering better care more efficiently.”

Mr. Musslewhite continued, “This imperative has been the guiding force behind our building out the most innovative and comprehensive set of new solutions for hospitals and health systems across the past four years, including our market-leading Crimson performance management platform, Southwind physician alignment and management services, and contract modeling capabilities through our acquisition of Concuity. In that same spirit, we decided to invest in Evolent Health.”

Mr. Musslewhite concluded, “UPMC has 15 years of experience in successfully building integrated payer-provider models as the second-largest provider-owned health plan in the country after Kaiser. Their innovative population management technology has proven to generate higher quality, lower cost care. We are excited to participate in this new venture with them, and we are confident that Evolent Health will provide hospitals and health systems significant value through shared access to a uniquely effective set of population health management capabilities.”

The Advisory Board Company is contributing $10 million and non-cash contributions, and will own a minority equity interest in Evolent Health. The financial results of Evolent Health will not change the Company’s non-GAAP earnings per share or adjusted EBITDA because the company will record any gain or loss from Evolent Health in the other income, net line on its income statement, commensurate with its equity interest. Frank Williams, the former Chief Executive Officer of The Advisory Board Company, has joined Evolent Health as its Chief Executive Officer to drive it through its initial growth phase.

Share Repurchase

During the three months ended September 30, 2011, the Company repurchased 39,604 shares of its common stock at a total cost of approximately $2.4 million. As of September 30, 2011, the Company had repurchased since the program’s inception 7,604,311 shares of its common stock at a total cost of approximately $321.0 million.

Revised Outlook for Calendar Year 2011

The Company is increasing its revenue guidance for calendar year 2011 to a range of approximately $349 million to $352 million, from a range of $342 million to $349 million.  The Company is also increasing its guidance for calendar year 2011 adjusted EBITDA to a range of $61.5 million to $64.5 million, from a range of $60 million to $64 million.  For calendar year 2011, the Company is increasing its guidance for non-GAAP earnings per diluted share to a range of approximately $2.08 to $2.17, from a range of $2.00 to $2.13.  For calendar year 2011 the Company expects share-based compensation expense to be approximately $10 million, and amortization from acquisition-related intangible assets to be approximately $5 million. For the remainder of calendar year 2011, the Company expects an effective tax rate of approximately 37.5%.

Non-GAAP Financial Measures

This press release and the accompanying tables present information about adjusted EBITDA, adjusted net income, and non-GAAP earnings per diluted share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We define our non-GAAP financial measures as described below.

The term “adjusted EBITDA” refers to a financial measure that we define as earnings before other income, net, which includes interest income and foreign currency losses and gains; income taxes; depreciation and amortization; amortization of acquisition-related intangibles and capitalized software included in cost of services; costs associated with acquisitions and similar transactions; share-based compensation expense; and fair value adjustments made to the Company’s acquisition-related earn out liabilities. The term “adjusted net income” refers to net income excluding the net of tax effect share-based compensation expense; amortization of acquisition-related intangibles; costs associated with acquisitions and similar transactions; and fair value adjustments made to the Company’s acquisition-related earn out liabilities. The term “non-GAAP earnings per diluted share” refers to net income per share excluding the net of tax effect of share-based compensation expense; amortization of acquisition-related intangibles; costs associated with acquisitions and similar transactions; and fair value adjustments made to the Company’s acquisition-related earn out liabilities.

The foregoing non-GAAP measures may be calculated differently from similarly titled measures used by other companies, which limits their usefulness as comparative measures, and should be considered in addition to financial measures prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP measures or results as indicators of performance. We use these non-GAAP financial measures for internal budgeting and other managerial purposes because they enable the Company’s management to evaluate projected operating results on a basis that allows for comparability without regard to changes arising from applicable tax rates, variability in interest income and foreign currency exchange rates, periodic costs of certain capitalized tangible and intangible assets, share-based compensation expense, and certain non-cash and special charges.

There are limitations associated with these non-GAAP financial measures as indicators of performance, including that they do not reflect all changes in applicable tax rates, foreign currency exchange rates, share-based compensation expense, or the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our business.

A reconciliation of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided below for each of the periods indicated. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA and forecasted non-GAAP earnings per diluted share to the most directly comparable GAAP financial measures because certain items required for the forecast of such GAAP financial measures cannot reasonably be estimated or predicted at this time.

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net income	$5,203	$4,884	$9,074	$9,477
Provision for income taxes	3,121	2,736	5,444	5,309
Other income, net (1)	(448)	(577)	(1,245)	(798)
Depreciation and amortization	2,143	1,433	4,068	2,810
Amortization of intangibles (incl. in CoS)	1,535	1,105	2,734	2,440
Acquisition and similar transaction charges	504	—	648	—
Fair value adjustments to acquisition-related earn out liabilities	2,300	—	5,500	400
Share-based compensation expense	2,800	2,484	5,515	4,790

Adjusted EBITDA	$17,158	$12,065	$31,738	$24,428

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net income	$5,203	$4,884	$9,074	$9,477
Amortization of acquisition-related intangibles, net of tax	949	664	1,699	1,484
Acquisition and similar transaction charges, net of tax	315	—	405	—
Fair value adjustments to acquisition-related earn out liabilities, net of tax	1,437	—	3,437	256
Share-based compensation, net of tax	1,750	1,592	3,447	3,070

Adjusted net income	$9,654	$7,140	$18,062	$14,287

		Three Months Ended	Six Months Ended
		September 30,	September 30,

	2011	2010	2011	2010

GAAP earnings per diluted share	$0.30	$0.30	$0.53	$0.59
Amortization of acquisition-related intangibles, net of tax	0.06	0.04	0.11	0.09
Acquisition and similar transaction charges, net of tax	0.02	—	0.02	—
Fair value adjustments to acquisition-related earn out liabilities, net of tax	0.08	—	0.20	0.02
Share-based compensation, net of tax	0.10	0.10	0.20	0.19

Non-GAAP earnings per diluted share	$0.56	$0.44	$1.06	$0.89

(1)	Other income, net includes interest income of $0.6 million and $0.4 million for the three months ended September 30, 2011 and 2010, respectively, and $1.1 million and $0.7 million for the six months ended September 30, 2011 and 2010, respectively. Other income, net also includes a foreign currency loss of $0.1 million and foreign currency gain of $0.2 million for the three months ended September 30, 2011 and 2010, respectively. Other income, net includes foreign currency gain of $0.2 million and $0.1 million for the six months ended September 30, 2011 and 2010, respectively.

Web and Conference Call Information

As previously announced, the Company will hold a conference call to discuss its second quarter performance this evening, November 2, 2011 at 5:30 p.m. Eastern Time. The conference call will be available via live web cast on the Company’s web site at www.advisoryboardcompany.com/IR. To participate by telephone, the dial-in number is 866.277.1184 and the access code is 91030480. Participants are advised to dial-in at least five minutes prior to the call to register. The web cast will be archived for seven days from 8:30 p.m. Eastern Time on Wednesday, November 2, until 8:30 p.m. Eastern Time on Wednesday, November 9, 2011.

About The Advisory Board Company

The Advisory Board Company is a global research, consulting, and technology firm partnering with 125,000 leaders in 3,200 organizations across health care and higher education. Through our innovative membership model, we collaborate with executives and their teams to elevate performance and solve their most pressing challenges. We provide strategic guidance, actionable insights, web-based software solutions, and comprehensive implementation and management services. For more information, visit http://www.advisory.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including the Company’s expectations regarding its revenue, adjusted EBITDA, and non-GAAP earnings per diluted share for calendar year 2011 and its effective tax rate for fiscal year 2012 are based on information available to the Company as of November 2, 2011, the date of this news release, as well as the Company’s current projections, forecasts, and assumptions, and involve risks and uncertainties. You are hereby cautioned that these statements may be affected by certain factors, including those set forth below. Consequently, actual operations and results may differ materially from the results discussed or implied in the forward-looking statements, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ materially from those indicated or implied by forward-looking statements include, among others, changes in the financial condition of the health care industry, our dependence on renewal of membership-based services, the need to attract new business and retain current members and qualified personnel, new product development, competition, risks associated with our software tools and installation support tools, our ability to license technology from third parties, risks associated with anticipating market trends, industry consolidation, variability of quarterly operating results, possible volatility in the Company’s stock price, and various factors related to income and other taxes, including whether the District of Columbia withdraws the Company’s status as a Qualified High-Tech Company, as well as those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, which is available on the Company’s website at www.advisoryboardcompany.com/IR and at the Securities and Exchange Commission’s website at www.sec.gov. Additional information will also be set forth in the Company’s report on Form 10-Q for the quarter ended September 30, 2011, which will be filed with the Securities and Exchange Commission in November 2011.

Accordingly, readers are cautioned not to place undue reliance on forward-looking statements made in this news release, which speak only as of the date of this news release, and the Company does not undertake to update these statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

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THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
AND OTHER OPERATING STATISTICS
(In thousands, except per share data)

	Three Months Ended		Selected	Six Months Ended		Selected
	September 30,		Growth	September 30,		Growth
	2011	2010	Rates	2011	2010	Rates
Statements of Income
Revenue	$92,931	$71,102	30.7%	$174,546	$137,790	26.7%

Cost of services (1)	52,508	36,914		97,998	71,859
Member relations and marketing (1)	18,518	16,053		36,498	31,253
General and administrative (1)	11,886	9,659		22,709	17,880
Depreciation and amortization	2,143	1,433		4,068	2,810
Income from operations	7,876	7,043		13,273	13,988
Other income, net	448	577		1,245	798
Income before provision for income taxes	8,324	7,620		14,518	14,786
Provision for income taxes	(3,121)	(2,736)		(5,444)	(5,309)
Net income	$5,203	$4,884		$9,074	$9,477

Earnings per share
Basic	$0.32	$0.31		$0.56	$0.61
Diluted	$0.30	$0.30		$0.53	$0.59
Weighted average common shares outstanding
Basic	16,298	15,644		16,208	15,596
Diluted	17,183	16,317		17,041	16,154
Contract Value (at end of period)	$369,102	$284,689	29.7%
Percentages of Revenues
Cost of services (1)	56.5%	51.9%		56.1%	52.2%
Member relations and marketing (1)	19.9%	22.6%		20.9%	22.7%
General and administrative (1)	12.8%	13.6%		13.0%	13.0%
Depreciation and amortization	2.3%	2.0%		2.3%	2.0%
Income from operations	8.5%	9.9%		7.6%	10.2%
Net income	5.6%	6.9%		5.2%	6.9%

(1)	During the three and six months ended September 30, 2011, the Company recognized approximately $0.8 million and $1.7 million in cost of services, approximately $0.5 million and $1.0 million in member relations and marketing, and approximately $1.4 million and $2.8 million in general and administrative expense for share-based compensation. During the three and six months ended September 30, 2010, the Company recognized approximately $0.7 million and $1.4 million in cost of services, approximately $0.5 million and $0.9 million in member relations and marketing, and approximately $1.3 million and $2.5 million in general and administrative expense for share-based compensation. The Company has recorded all these expenses in the same line items as other compensation paid to the relevant categories of employees.

THE ADVISORY BOARD COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30	March 31,
	2011	2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$36,303	$30,378
Marketable securities	2,767	—
Membership fees receivable, net	234,512	179,162
Prepaid expenses and other current assets	6,805	7,069
Deferred income taxes, net	6,269	5,894
Total current assets	286,656	222,503
Property and equipment, net	38,985	29,529
Intangible assets, net	26,832	18,450
Goodwill	76,261	67,155
Deferred incentive compensation and other charges	57,216	46,226
Deferred income taxes, net of current portion	8,357	9,646
Investment in unconsolidated entity	10,000	—
Other non-current assets	11,500	11,500
Marketable securities	82,625	86,179
Total assets	$598,432	$491,188

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenues	$272,811	$223,876
Accounts payable and accrued liabilities	68,770	51,957
Accrued incentive compensation	9,980	13,609
Total current liabilities	351,561	289,442
Long-term deferred revenues	56,703	42,139
Other long-term liabilities	17,455	11,015
Total liabilities	425,719	342,596

Stockholders’ equity:
Common stock	230	225
Additional paid-in capital	285,281	267,242
Retained earnings	173,523	164,449
Accumulated elements of comprehensive income	1,556	(120)
Treasury stock	(287,877)	(283,204)
Total stockholders’ equity	172,713	148,592

Total liabilities and stockholders’ equity	$598,432	$491,188

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net income	$9,074	$9,477
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation	4,068	2,810
Amortization of intangible assets	2,734	2,442
Deferred income taxes	10	(424)
Excess tax benefits from stock-based payments	(578)	(1,360)
Stock-based compensation expense	5,526	4,791
Amortization of marketable securities premiums	528	152
Changes in operating assets and liabilities:
Member fees receivable	(53,435)	(1,677)
Prepaid expenses and other current assets	863	(1,253)
Deferred incentive compensation and other charges	(10,990)	3,126
Deferred revenues	62,902	6,699
Accounts payable and accrued liabilities	16,348	(13,239)
Accrued incentive compensation	(3,629)	(6,293)
Other long-term liabilities	3,540	3,792

Net cash flows provided by operating activities	36,961	9,043

Cash flows from investing activities:
Purchases of property and equipment	(13,524)	(2,827)
Capitalized software development costs	(1,366)	(941)
Cash paid for acquisitions, net of cash acquired	(16,829)	(36,012)
Redemption of marketable securities	11,000	16,751
Purchases of marketable securities	(8,157)	(18,757)
Other investing activities	(10,000)	—
Net cash flows used in investing activities	(38,876)	(41,786)

Cash flows from financing activities:
Proceeds on issuance of stock from exercise of stock options	13,091	7,930
Repurchase of shares to satisfy minimum employee tax withholding	(1,266)	(616)
Proceeds on issuance of stock under employee stock purchase plan	110	91
Excess tax benefits from share-based compensation arrangements	578	1,360
Purchases of treasury stock	(4,673)	(4,500)
Net cash flows provided by financing activities	7,840	4,265

Net increase (decrease) in cash and cash equivalents	5,925	(28,478)
Cash and cash equivalents, beginning of period	30,378	61,238
Cash and cash equivalents, end of period	$36,303	$32,760